ADMINISTRATION AGREEMENT

          Agreement made this 31st day of December, 2001, between FMI Funds, Inc., a Maryland corporation (the "Company"), and Fiduciary Management, Inc., a Wisconsin corporation (the "Administrator").

                              W I T N E S S E T H:

          WHEREAS, the Company is registered with the Securities and Exchange Commission under the Investment Company Act of 1940 (the "Act") as an open-end management investment company consisting of two series, including FMI Large Cap Fund (the "Fund"); and

          WHEREAS, the Company desires to retain the Administrator to be the Administrator for the Fund and as such to perform the services set forth in this Agreement.

          NOW, THEREFORE, the Company and the Administrator do mutually promise and agree as follows:

          1. Employment. The Company hereby employs the Administrator to be the Administrator for the Fund for the period and on the terms set forth in this Agreement. The Administrator hereby accepts such employment for the compensation herein provided and agrees during such period to render the services and to assume the obligations herein set forth.

          2. Authority and Duties of the Administrator. The Administrator shall supervise all aspects of the operations of the Fund except those performed by the Fund's investment adviser under the Fund's investment advisory agreement, subject to such policies as the board of directors of the Company may determine. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Company or the Fund in any way or otherwise be deemed to be an agent of the Company or the Fund. However, one or more shareholders, officers, directors or employees of the Administrator may serve as directors and/or officers of the Company, but without compensation or reimbursement of expenses for such services from the Company. Nothing herein contained shall be deemed to require the Company to take any action contrary to its Articles of Incorporation or any applicable statute or regulation, or to relieve or deprive the board of directors of the Company of its responsibility for and control of the affairs of the Fund.

          In connection with its supervision of the operations of the Fund, the Administrator shall perform the following services for the Fund:

          (a) Prepare and maintain the books, accounts and other documents specified in Rule 31a-1 under the Act in accordance with the requirements of Rule 31a-1 and Rule 31a-2 under the Act;
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          (b) Calculate the Fund's net asset value in accordance with the provisions of the Company's Articles of Incorporation and By-Laws and its Registration Statement;

          (c) Respond to stockholder inquiries forwarded to it by the Fund:

          (d) Prepare the financial statements contained in reports to stockholders of the Fund:

          (e) Prepare for execution by the Company and file all of the Fund's federal excise tax returns;

          (f) Prepare reports to and filings with the Securities and Exchange Commission;

          (g) Prepare reports to and filings with state Blue Sky authorities;

          (h) Furnish statistical and research data, clerical, accounting and bookkeeping services and stationery and office supplies; and

          (i) Keep and maintain the Fund's financial accounts and records, and generally assist in all aspects of the Fund's operations to the extent agreed to by the Administrator and the Company.

          3. Expenses. The Administrator, at its own expense and without reimbursement from the Company or the Fund, shall furnish office space, and all necessary office facilities, equipment and executive personnel for performing the services required to be performed by it under the Agreement. The Administrator shall not be required to pay any expenses of the Fund. The expenses of the Fund's operations borne by the Fund include by way of illustration and not limitation, directors fees paid to those directors who are not officers of the Company, the professional costs of preparing and the costs of printing its registration statements required under the Securities Act of 1933 and the Act (and amendments thereto), the expense of registering its shares with the Securities and Exchange Commission and in the various states, the printing and distribution cost of prospectuses mailed to existing shareholders, the cost of stock certificates (if any), director and officer liability insurance, the printing and distribution costs of reports to stockholders, reports to government authorities and proxy statements, interest charges, taxes, legal expenses, association membership dues, auditing services, insurance premiums, brokerage and other expenses associated with the execution of portfolio securities transactions, fees and expenses of the custodian of the Fund's assets, printing and mailing expenses and charges and expenses of dividend disbursing agents, registrars and stock transfer agents.

          4. Compensation of the Administrator. For the services to be rendered by the Administrator hereunder, the Company, through and on behalf of the Fund, shall pay to the Administrator an administration fee, paid monthly, based on the average net assets of the Fund, as determined by valuations made as of the close of each business day of the month.

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The administration fee shall be 1/12 of 0.2% of such average net assets up to and including $30,000,000, 1/12 of 0.1% of the next $70,000,000 of such average net assets and 1/12 of 0.05% of such average net assets of the Fund in excess of $100,000,000; provided, however, that for any month in which this Agreement is not in effect for the entire month, such fee shall be reduced proportionately on the basis of the number of calendar days during which it is in effect and the fee computed upon the daily net assets of the business days during which it is so in effect. In addition to the above fees, the Company, through and on behalf of the Fund, shall pay the Administrator annually a fee of $100 for each state in which shares of the Fund are qualified for sale, a fee of $80 for each state in which the Fund is registered as an issuer-dealer and a fee of $50 for each agent registration maintained on behalf of the Fund, none of which fees shall be reduced if registrations are maintained for less than an entire fiscal year.

          5. Ownership of Shares of the Fund. Except in connection with the initial capitalization of the Fund, the Administrator shall not take an ownership position in the Fund, and shall not permit any of its shareholders, officers, directors or employees to take a long or short position in the shares of the Fund, except for the purchase of shares of the Fund for investment purposes at the same price as that available to the public at the time of purchase.

          6. Exclusivity. The services of the Administrator to the Fund hereunder are not to be deemed exclusive and the Administrator shall be free to furnish similar services to others as long as the services hereunder are not impaired thereby. During the period that this Agreement is in effect, the Administrator shall be the Fund's sole administrator.

          7. Liability. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Administrator, the Administrator shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder, or for any losses that may be sustained in the purchase, holding or sale of any security.

          8. Amendments. This Agreement may be amended by the mutual consent of the parties; provided, however, that in no event may it be amended without the approval of the board of directors of the Company in the manner required by the Act.

          9. Termination. This Agreement may be terminated at any time, without the payment of any penalty, by the board of directors of the Company or by a vote of the majority of the outstanding voting securities of the Fund as defined in the Act, upon the giving of sixty (60) days' written notice to the Administrator. This Agreement may be terminated by the Administrator at any time upon the giving of sixty (60) days' written notice to the Company. This Agreement shall terminate automatically in the event of its assignment (as defined in Section 2(a)(4) of the Act). Subject to prior termination as hereinbefore provided, the Agreement shall continue in effect for two (2) years from the date hereof and indefinitely thereafter, but only so long as the continuance after such two (2) year period is specifically approved annually by
(i) the board of directors of the Company. Upon termination of the Agreement the Administrator shall deliver to the Company all books, accounts and other documents then maintained by it pursuant to Section 2 hereof.


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

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day first above written.

                                        FIDUCIARY MANAGEMENT, INC.
                                        (the "Administrator")

                                        By:
                                           ------------------------------------
                                                 President

                                        FMI FUNDS, INC.
                                        (the "Company")

                                        By:
                                           ------------------------------------
                                                 President


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